Exhibit 99.1

PHH Corporation Comments on Settlement with Multi-State Mortgage Committee and
State Attorneys General

Mount Laurel, NJ – January 3, 2018 – PHH Corporation (NYSE: PHH) (“PHH” or the “Company”) today issued the following statement in conjunction with the settlement agreement and consent orders its wholly owned subsidiary, PHH Mortgage Corporation, has entered into with the Multi-State Mortgage Committee (“MMC”) and State Attorneys General. The settlement resolves and closes out findings related to legacy mortgage servicing activities occurring between January 1, 2009 and December 31, 2012 that were subject to a multi-state mortgage loan servicing examination.

“We have agreed to resolve concerns raised by the MMC arising from its servicing examination conducted in 2010 and believe that settling this matter is in the best interest of PHH and its constituents. Our decision to resolve this legacy matter under the terms of the settlement agreement and consent orders is not an admission of liability or that we violated any applicable laws, regulations or rules governing the conduct and operation of our Servicing business during the relevant time frame. In fact, the Servicing Standards that we are required to adopt under the terms of the settlement are largely PHH’s servicing standards today. We have made and will continue to make the necessary enhancements in our operations to ensure we remain compliant and continue to serve our customers in a fair and appropriate manner.”

Under the terms of the settlement, PHH will pay approximately $45 million in aggregate, adopt negotiated Servicing Standards, and implement a testing and reporting process to ensure compliance with the Servicing Standards for a period of three years. This settlement amount is included in the Company’s recorded liability as of September 30, 2017.

About PHH Corporation

PHH Corporation (NYSE: PHH), through its subsidiary PHH Mortgage, is one of the largest subservicers of residential mortgages in the United States. PHH Mortgage provides servicing and portfolio retention solutions to investors of mortgage servicing rights, financial and wealth management institutions, regional and community banks, and credit unions. Headquartered in Mount Laurel, New Jersey, the Company has been providing mortgage lending and servicing solutions since 1984 and is dedicated to responsible and ethical practices while delivering an exceptional customer experience. For additional information, please visit www.phh.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward looking-statements are not based on historical facts but instead represent only our current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements. Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

You should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature. You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form

10-Q, in connection with any forward-looking statements that may be made by us or our businesses generally. Such periodic reports are available in the “Investors” section of our website at http://www.phh.com and are also available at http://www.sec.gov. Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

Contact Information:

Investors

Hugo Arias

hugo.arias@phh.com

(856) 917-0108

Media

Dico Akseraylian

dico.akseraylian@phh.com

(856) 917-0066